UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) May 10, 2023

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	77-0422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way
Sunnyvale,	California	94089
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Juniper Networks, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 11, 2023 (the “Original Form 8-K”). The Original Form 8-K reported, among other things, the final voting results of the Company’s 2023 Annual Meeting of Stockholders held on May 10, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding whether non-binding advisory votes on the compensation of the Company’s named executive officers required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, and Rule 14a-21(a) promulgated thereunder (the “Say-on-Pay Vote”) should be held every one, two, or three years (the “Say-on-Frequency Proposal”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in an advisory vote held at the Annual Meeting on the Say-on-Frequency Proposal, the Company’s stockholders expressed their preference for a Say-on-Pay Vote to be conducted every year. Based on the results of the vote, and consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Company has determined to hold a non-binding advisory vote regarding executive compensation every year until the next required non-binding advisory vote on the frequency of holding future votes regarding executive compensation. The Board will re-evaluate this determination after the next Say-on-Frequency Proposal, which will be held no later than the 2029 annual meeting of stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

June 15, 2023	By:	/s/ Robert Mobassaly
	Name:	Robert Mobassaly
	Title:	Senior Vice President and General Counsel